Exhibit 10.8

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 16, 2010, by and between SatCon Technology Corporation, a Delaware corporation (the “Company”) and Compass Horizon Funding Company, LLC, a Delaware limited liability company (“Horizon”).  Unless otherwise provided in this Agreement, capitalized terms used herein have the meanings given to them in Section 1.1 hereof.

WHEREAS, in connection with the transactions contemplated by the Venture Loan and Security Agreement, dated as of June 16, 2010, among the Company, Horizon, and other signatories thereto, the Company issued to Horizon a Warrant to Purchase Common Stock of the Company, of even date herewith (the “Warrant”); and

WHEREAS, under the terms of the Warrant, the Company has agreed to grant registration rights to the holder of the Warrant, to be evidenced by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1         Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any other capital stock of the Company into which such stock is reclassified or reconstituted.

“Common Stock Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable into or for shares of Common Stock, including, without limitation, the Warrant and any option, warrant or other subscription or purchase right with respect to Common Stock.

“Designated Holder” means Horizon and any permitted transferee of Horizon to whom Registrable Securities have been transferred in accordance with the terms of the Warrant, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 under the Securities Act (or any successor rule thereto), but in each case solely for so long as Horizon or transferee continues to be a holder of Registrable Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Horizon” has the meaning set forth in the preamble to this Agreement and shall also include any permitted transferee thereof.

“Knowledge”  means the knowledge of the directors, officers and other managers of the Company or any material subsidiary after due inquiry.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Registrable Securities” means (a) shares of Common Stock issued or issuable upon exercise of the Warrant, and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the securities referenced in clauses (a).

“Registration Statement” means a registration statement filed pursuant to the Securities Act.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

ARTICLE II

GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT

2.1         Grant of Rights.  The Company hereby grants registration rights to the Designated Holder upon the terms and conditions set forth in this Agreement.

2.2         Registrable Securities.  For the purposes of this Agreement, securities of the Company listed in the definition of “Registrable Securities” in Section 1.1 hereof will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment (it being agreed that Greenberg Traurig, LLP shall be satisfactory counsel), without any limitation as to volume pursuant to Rule 144(k) (or any successor provision then in effect) under the Securities Act or (iii) such Registrable Securities have been sold pursuant to Rule 144 under the Securities Act.

2.3         Holders of Registrable Securities.  A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

ARTICLE III

REGISTRATION

3.1         Registration on Form S-3; Request for Incidental Registration.

(a)          To the extent legally permissible, promptly after the Date of Grant (as defined in the Warrant),  the Company shall file with the SEC a shelf registration pursuant to Rule 415 of the Securities Act (the “Shelf Registration Statement”) on Form S-3 (or any successor form thereto), or if Form S-3 may not be used by the Company, on Form S-1 (or any successor form thereto), as selected by the Company, with respect to the resale, from time to time, covering all of the Registrable Securities held by the Designated Holder.  The disposition of Registrable Securities from the Shelf Registration Statement may occur in one or more underwritten offerings, bloc transactions, broker transactions, at-market transactions or in such other manner or manners as may be specified by the Designated Holder.  The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as practicable after the filing of the Shelf Registration Statement and shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act, subject to the provisions of Section 4.4.

(b)         At any time after the date hereof, if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering for the account of any stockholder of the Company other than the Designated Holder (“Other Stockholders”), then the Company shall give written notice of such proposed filing to the Designated Holder at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer the Designated Holder the opportunity to register the number of Registrable Securities as the Designated Holder may request (an “Incidental Registration”).  The Company shall use its reasonable best efforts (within twenty (20) days of the notice by the Designated Holder provided for below in this sentence) to permit the Designated Holder who has requested in writing to the Company within ten (10) Business Days of the giving of the notice by the Company to participate in the Incidental Registration to include its, his or her Registrable Securities in such offering on the same terms and conditions as the securities of the Other Stockholders included therein.  If the SEC or the staff of the SEC has indicated through comment letters or otherwise that some or all of the securities to be registered on the Incidental Registration are not eligible to be resold under Rule 415 of the Securities Act or otherwise, and the Company is required to reduce the number of securities being sold thereunder, then (i) in the case of a registration under Section 3.1(a), then the Company shall include in such registration the Registrable Securities to be offered for the account of the Designated Holder pari passu with the securities to be offered for the account of any Other Stockholders; provided, however, that no such reduction shall reduce the Registrable Securities held by the Designated Holder included in the registration below ten percent (10%) of the total amount of securities included in such registration; and (ii) in the case of a registration under Section 3.1(b), then the Company shall include in such Incidental Registration first, all of the securities to be offered for the account of such Other Stockholders who have priority of registration over the Designated Holder, including those stockholders party to the Registration Rights Agreement dated as of November 8, 2007, as amended to date, and second, the Registrable Securities to be offered for the account of the Designated Holder.

3.2         Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under Article III gprior to the effectiveness of such registration whether or not the Designated Holder has elected to include Registrable Securities in such registration.  A Designated Holder shall have the right, by written notice to the Company, to exclude all or any portion of the Designated Holder’s Registrable Securities from any Registration Statement effected pursuant to this Article III at any time prior to its effectiveness.

3.3         Expenses.  The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Article III, whether or not such Incidental Registration becomes effective.

ARTICLE IV

REGISTRATION PROCEDURES

4.1         Obligations of the Company.  Whenever registration of Registrable Securities has been requested pursuant to Article III of this Agreement, the Company shall use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection with any such request, the Company shall, as expeditiously as possible:

(a)          before filing a Registration Statement or prospectus or any amendments or supplements thereto relating to Registrable Securities, the Company shall provide to counsel selected by the Designated Holder (“Holder’s Counsel”) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company’s control, provided, that in no event shall such review period be required to be more than five (5) days, and the Company shall notify the Holder’s Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC relating to Registrable Securities and use all reasonable efforts to prevent the entry of such stop order or to remove it if entered;

(b)         prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to keep such Registration Statement effective for the lesser of (i) 180 days and (ii) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)          furnish to each seller of Registrable Securities, prior to filing a Registration Statement relating to Registrable Securities, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)         register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller reasonably requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

(e)          notify each seller of Registrable Securities: (i) when a prospectus, any prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement (but only if relating to Registrable Securities) has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment (but only if relating to Registrable Securities), when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information (but only if relating to Registrable Securities); (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement relating to Registrable Securities or the initiation or threatening of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; (v) of the existence of any fact or happening of any event (including the passage of time) of which the Company has Knowledge which makes any statement of a material fact in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) determination by counsel of the Company that a post-effective amendment to a Registration Statement relating to Registrable Securities is advisable;

(f)            upon the occurrence of any event contemplated by clause (v) of Section 4.1(e), as promptly as practicable, prepare a supplement or amendment to such Registration Statement or related prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such Registration Statement or prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)         furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective and dated as of such date, an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(h)         if such sale is pursuant to an underwritten offering, (A) obtain “comfort” letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters as holder’s Counsel or the managing underwriter reasonably requests; (B) enter into a customary underwriting agreement or purchase agreement with the underwriter containing representations and warranties, covenants and legal opinion addressed to the Designated Holder and the underwriters in form, substance and scope as would customarily made by the Company to underwriters and the Designated Holder in similar offerings of securities; or (C) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Designated Holder and to the underwriter(s);

(i)             comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(j)             cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided, that the applicable listing requirements are satisfied;

(k)          keep Holders’ Counsel reasonably advised in writing as to the initiation and progress of any registration under Article III hereunder;

(l)             provide reasonable cooperation to each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; provided, that the Company shall not be required to incur material expenses or obligations in connection with its obligations under this Section 4.1(l); and

(m)       take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

4.2         Seller Information.  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.  The furnishing of such information shall be a condition to the inclusion of the seller’s shares in such registration.

4.3         Registration Expenses.  The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws, (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification), regardless of whether such Registration Statement is declared effective.  All of the expenses described in the preceding sentence of this Section 4.3 are referred to herein as “Registration Expenses.”  The Designated Holder of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any legal fees or broker’s commission or underwriter’s discount or commission relating to registration and sale of such Designated Holder’s Registrable Securities.

4.4         Notice to Discontinue.  The Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of Section 4.1(e) or Section 4.5 hereof, the Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Designated Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(f) and, if so directed by the Company, the Designated Holder shall deliver to the Company all copies, other than permanent file copies then in the Designated Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice.  If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to clause (v) of Section 4.1(e) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 4.1(f).

4.5         Suspension of Sales.  Notwithstanding anything in this Agreement to the contrary, so long as the Registration Statement is on Form S-1 or on any other form that does not allow for forward incorporation by reference of reports and other materials filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, the Company may suspend sales under such Registration Statement as follows:  (i) for the period commencing at the time that the Company disseminates a press release announcing its preliminary financial results for any fiscal period and ending on the third Business Day after the earlier of (A) the date that the related report on Form

10-K or 10-Q, as applicable, under the Exchange Act is filed with the SEC and (B) the date on which such report is required to be filed under the Exchange Act (giving effect to Rule 12b-25 promulgated thereunder); (ii) for the period commencing at the time that the Company disseminates a press release announcing a material development that would make a statement of a material fact in such Registration Statement untrue or misleading and ending on the third Business Day after the earlier of (A) the date that the related report on Form 8-K is filed with the SEC and (B) the date on which such report is required to be filed under the Exchange Act (giving effect to Rule 12b-25 promulgated thereunder), and (iii) to the extent necessary to allow any post-effective amendment to the Registration Statement or supplement to the prospectus to be prepared and, if necessary, filed with the SEC and, in the case of a post-effective amendment, declared effective.  In addition, the Company may suspend sales under any Registration Statement for a period during which the Company, in the good faith opinion of the Board of Directors, determines that the disclosure of material, non-public information concerning the Company or any of its subsidiaries would be materially detrimental to the Company; provided, that the Company shall promptly notify the Designated Holders in writing of (I) the existence of such material, non-public information (provided that in each notice the Company will not disclose the content of such material, non-public information to the Designated Holders), (II) the date on which such suspension will begin, and (III) the date on which such suspension ends.  The Company will use its reasonable best efforts to minimize periods during which the Registration Statement is not effective.

ARTICLE V

INDEMNIFICATION; CONTRIBUTION

5.1         Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Designated Holder, its general or limited partners, members, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) any of the foregoing from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), (i) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary, final or summary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or (ii) arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning the Designated Holder furnished in writing to the Company by the Designated Holder specifically for use therein or is due to the grossly negligent wrongful action or wrongful inaction of the Designated Holder, to deliver or to cause to be delivered the prospectus, including a corrected prospectus, furnished by the Company to the Designated Holder (or made available by the Company if the Designated Holder is notified of its availability in writing in a timely manner);

provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any indemnified Person from whom the Person asserting such losses, claims, damages, liabilities, expenses and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the prospectus and a copy of the prospectus shall not have been furnished to such Person in a timely manner due to the wrongful action or wrongful inaction of such indemnified Person, whether as a result of negligence or otherwise.  The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holder of Registrable Securities.

5.2         Indemnification by Designated Holders.  In connection with any Registration Statement in which the Designated Holder is participating pursuant to Article III hereof, the Designated Holder shall promptly furnish to the Company in writing such information with respect to the Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by the Designated Holder not materially misleading or necessary to cause such Registration Statement or prospectus not to omit a material fact with respect to the Designated Holder necessary in order to make the statements therein not misleading.  The Designated Holder agrees to indemnify and hold harmless the Company, its directors, officers, Affiliates, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holder, but only if such untrue statement or omission was made in reliance upon and in conformity with information with respect to the Designated Holder furnished in writing to the Company by such Designated Holder specifically for use in such Registration Statement or preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing or, due to the grossly negligent wrongful action or wrongful inaction of the Designated Holder, to deliver or to cause to be delivered the prospectus, including a corrected prospectus, furnished by the Company to the Designated Holder (or made available by the Company if the Designated Holder is notified of its availability in writing in a timely manner); provided, however, that the total amount to be indemnified by the Designated Holder pursuant to this Section 5.2 shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by the Designated Holder in the offering to which the Registration Statement or prospectus relates.

5.3         Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure).  If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party.  The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party, in any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties.  No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

5.4         Contribution.

(a)          If the indemnification provided for in this Article V from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations.  The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5.1 and 5.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by the Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by the Designated Holder in the offering.  No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification or contribution from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(b)         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 5.4(a).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE VI

COVENANTS

6.1         Rule 144.  The Company covenants that from and after the date hereof it shall use its reasonable best efforts to (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as the Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable the Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the SEC.  The Company shall, upon the request of the Designated Holder, deliver to the Designated Holder a written statement as to whether it has complied with such requirements.

6.2         Inconsistent Agreements.  After the date of this Agreement, the Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holder in this Agreement or grant any additional registration rights to any Person which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement, except with the prior written consent of the Designated Holder.

ARTICLE VII

MISCELLANEOUS

7.1   Recapitalizations, Exchanges, etc.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the shares of Common Stock and the Common Stock Equivalents, (b) any and all shares of voting common stock of the Company into which the shares of Common Stock or Common Stock Equivalents are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (c) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock or Common Stock Equivalents and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.  The Company shall use its reasonable best efforts to cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holder on terms substantially the same as this Agreement as a condition of any such transaction.

7.2   Remedies.  The Designated Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

7.3   Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by prepaid nationally recognized overnight courier, or by prepaid facsimile, at the addresses set forth below:

If to the Company:             SatCon Technology Corporation

27 Drydock Avenue

Boston, Massachusetts 02210

Attention: General Counsel and Chief Financial Officer

Fax:

Phone:

If to Horizon:                                        Compass Horizon Funding Company LLC

76 Batterson Park Road

Farmington, CT 06032

Attention: Legal Department

Fax: (860) 676-8655

Ph: (860) 676-8654

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

7.4   Successors and Assigns; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided.  The rights of the Designated Holder contained in this Agreement shall be automatically transferred to the transferee of any Registrable Security, provided, that (i) such transferee agrees to become a party to this Agreement and be fully bound by, and subject to, all of the terms and conditions of the Agreement as though an original party hereto; (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of (a) the name and address of such transferee, and (b) the securities with respect to which such registration rights are being transferred; (iii) immediately following such transfer the further disposition of such securities by the transferee is restricted under the Securities Act or applicable state securities laws if so required; and (iv) such transfer shall have been conducted in accordance with all applicable federal and state securities laws.  All of the obligations of the Company hereunder shall survive any such transfer.  Except as provided in Article V, no Person other than the parties hereto and their successors and permitted assigns are intended to be a beneficiary of this Agreement.

7.5   Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by the Company and the Designated Holder.

7.6   Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliated entities or Persons or entities or Persons under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

7.7   Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

7.8   Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.9       GOVERNING LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

7.10     Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

7.11     Rules of Construction.  Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

7.12     Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein.  There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

7.13     Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

7.14     Other Agreements.  Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Company’s certificate of incorporation, as amended from time to time, the Company’s By-Laws, as amended from time to time, and the Warrant.

7.15     Termination.  Except for the liabilities or obligations under Section 4.3 or Article V, all of which shall remain in effect in accordance with their terms, this Agreement and the obligations of the parties hereunder shall terminate upon the earlier to occur of such time as (i) all Registrable Securities have been disposed of pursuant to an effective Registration Statement, (ii) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment (it being agreed that Greenberg Traurig, LLP shall be satisfactory counsel), without any limitation as to volume pursuant to Rule 144(k) (or any successor provision then in effect) under the Securities Ac, and (iii) all Registrable Securities have been sold pursuant to Rule 144 under the Securities Act.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

COMPANY:

SATCON TECHNOLOGY CORPORATION

By:	/s/ Donald R. Peck
Name: Donald R. Peck
Title: Chief Financial Officer and Treasurer

HORIZON:

COMPASS HORIZON FUNDING COMPANY LLC
By: Horizon Technology Finance Management LLC, its adviser

By:	/s/ Robert D. Pomeroy, Jr.
Name: Robert D. Pomeroy, Jr.
Title: Chief Executive Officer